EXHIBIT 32
CERTIFICATION
PURSUANT TO 18 UNITED STATES CODE Section 1350 AND
RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
In connection with the Annual Report of Stanley-Martin Communities, LLC. (the “Company”) on Form 10-K for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned herby certifies that to his knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: March 28, 2008

/s/ Steven B. Alloy
Steven B. Alloy
President and Chief Executive Officer

/s/ Steven B. Alloy
Steven B. Alloy
Chief Financial Officer